Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of June 14, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments

Gulf of Mexico

Rig 11	Bethlehem JU 200 MC	200	GOM	Hunt	Mid-July	65-67	Next to ADTI for approximately 75 days @$64-66K

Rig 15	Baker Marine Big Foot III	85	GOM	Bois D’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in mid-August

Rig 20	Bethlehem JU 100 MC	100	GOM	ADTI	Late-August	84-86	Next to Energy XXI for 6 months (through Feb 2007) at $114-116K

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81

Rig 26	Marathon LeTourneau 150-44-C	150	GOM	Shipyard	NA	NA	Undergoing refurbishment. Expected to enter service during Q1 2007. Bidding internationally

Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Late-July	66-68	Next to Helis through January 2007 @$84-86K

International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70	Off dayrate from May 1 to May 24, then 7 days at $49,500. Dayrate increased to $69,500 on June 1.

Rig 31	Bethlehem JU 250 MS	250	Asia	Cairn/ Shipyard	May-07	NA	Scheduled to depart shipyard 8/25 - 9/15 for 7 day transit to India. Contract for seven firm wells (est. 35 days per well), First well expected to commence in September/October at $110,000. Subsequent six wells at $140,000. Then five one well options at $140,000.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		May 2006
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats(1)	Actively Marketed Liftboats(2)	Revenue Per Day Per Liftboat(3)	Operating Days	Utilization(4)	Comments
Gulf of Mexico
260	1	1	$30,394	31	100%
230	3	3	23,986	58	62%	1 vessel in drydock in May and June
190-215	4	4	19,256	124	100%	1 vessel in drydock in June
140-150	5	5	9,665	56	36%	Four vessels in drydock in May and two vessels in drydock in June
120-130	14	14	7,308	359	83%	Three vessels in drydock in May and two vessels in June
105	14	12	5,783	261	70%	Four vessels in drydock in May, two vessels in June and one being refurbished March through July. One to three vessels hot-stacked during June and July in order to crew the larger vessels acquired June 1.

Sub-total/Average	41	39	10,568	889	74%

Nigeria
130-170	4	4	10,167	124	100%	All four vessels (one 130', two 145', and one 170') under contract with Chevron to August 2006.

Total/Average	45	43	10,519	1,013	76%

Note: Phasing in an approximate 15% price increase across domestic liftboat fleet during June and July.

(1)	Excludes a 200', two 175', one 140' and one 105' class vessels acquired on June 1. Hercules also expected to receive delivery of a new 200' class vessel in July.
(2)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in September 2006). Hercules cold-stacked 120' class liftboat was stripped for spare parts and retired during May.
(3)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q2'05 for the vessels owned at that time was as follows: 230' - $14,270, 190-215' - $10,497, 140-150' - $6,983, 120-130' - $4,885, 105' - $3,703.
(4)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.